Exhibit 99

June 2012

Cabela's Credit Card Master Note Trust		CABMT 10-1	CABMT 10-2	CABMT 11-2	CABMT 11-4	CABMT 12-1
Deal Size		$300M	$250M	$300M	$300M	$500M
Expected Maturity		1/15/2015	9/15/2015	6/15/2016	10/17/2016	2/15/2017

Portfolio Yield		20.84%	20.84%	20.84%	20.84%	20.84%
Less: Base Rate		3.74%	3.75%	3.78%	3.54%	3.39%
Gross Charge-offs		2.13%	2.13%	2.13%	2.13%	2.13%

Excess Spread:	Jun 2012	14.97%	14.96%	14.93%	15.17%	15.32%
	May 2012	14.88%	14.86%	14.84%	15.07%	15.23%
	Apr 2012	14.39%	14.30%	14.27%	14.51%	14.66%

3 Month Average Excess Spread		14.75%	14.71%	14.68%	14.92%	15.07%

Delinquencies:	30 to 59 days	0.28%	0.28%	0.28%	0.28%	0.28%
	60 to 89 days	0.19%	0.19%	0.19%	0.19%	0.19%
	90+ days	0.21%	0.21%	0.21%	0.21%	0.21%
	Total	0.68%	0.68%	0.68%	0.68%	0.68%

Principal Payment Rate		43.30%	43.30%	43.30%	43.30%	43.30%

Total Payment Rate		45.02%	45.02%	45.02%	45.02%	45.02%

Month End Principal Receivables		$3,038,414,686	$3,038,414,686	$3,038,414,686	$3,038,414,686	$3,038,414,686